Exhibit 99.1

Anworth Announces Preferred Stock Dividends

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 5, 2020--Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that in accordance with the terms of Anworth’s 8.625% Series A Cumulative Preferred Stock (“Series A Preferred Stock”), the board of directors (the “Board”) declared a Series A Preferred Stock dividend of $0.539063 per share for the fourth quarter of 2020. The Series A Preferred Stock dividend is payable on January 15, 2021 to holders of record of Series A Preferred Stock as of the close of business on December 31, 2020. The dividend reflects the period from October 1, 2020 through December 31, 2020.

Also, in accordance with the terms of Anworth’s 6.25% Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), the Board declared a Series B Preferred Stock dividend of $0.390625 per share for the fourth quarter of 2020. The Series B Preferred Stock dividend is payable on January 15, 2021 to holders of record of Series B Preferred Stock as of the close of business on December 31, 2020. The dividend reflects the period from October 1, 2020 through December 31, 2020.

Also, in accordance with the terms of Anworth’s 7.625% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”), the Board declared a Series C Preferred Stock dividend of $0.476563 per share for the fourth quarter of 2020. The Series C Preferred Stock dividend is payable on January 15, 2021 to holders of record of Series C Preferred Stock as of the close of business on December 31, 2020. The dividend reflects the period from October 1, 2020 through December 31, 2020.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; the scope and duration of the COVID-19 coronavirus pandemic, including actions taken by governmental authorities to contain the spread of the virus, and the impact on our business and the general economy; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and our Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts

Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com